SECURITIES AND EXCHANGE COMMISSION
                                 Washington D.C.

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                                 April 28, 2003

                Date of Report (Date of earliest event reported)
                     COMMUNICATION INTELLIGENCE CORPORATION

             (Exact name of registrant as specified in its charter)
                                    Delaware

                 (State or other jurisdiction of incorporation)

               0-19301                                  94-2790442
------------------------------------   ------------------------------------
       (Commission file number)        (IRS employer identification number)

                      275 Shoreline Drive, Suite 500,
                        Redwood Shores, CA 94065
                     ---------------------------------
                    (Address of principal executive offices)

                                 (650) 802-7888
              (Registrant's telephone number, including area code)

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ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
Communication Intelligence Corporation (the "Company") incorporates herein by reference the matters set forth in the Company's press release dated April 28, 2003 (the "Press Release"), Filed as Exhibit 99.1 hereto. The Press Release announces the Company's financial results for the quarter ended March 31, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
(c) EXHIBITS. The following document is being filed by the Company as an Exhibit to this report. EXHIBITS 99.1 Press release of the Company dated April 28, 2003.


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                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. Dated: May 7, 2003

                     COMMUNICATION INTELLIGENCE CORPORATION

                                  (Registrant)


By:  /s/ Frank Dane
    -------------------------------
    Frank Dane
    Chief Financial Officer

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                                  EXHIBIT INDEX
Exhibit No.   Subject Matter                                        Page No.
----------    --------------                                        -------

   99.1       Press release of the Company dated February 19, 2003     5


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                                  EXHIBIT 99.1

                     COMMUNICATION INTELLIGENCE CORPORATION
                      QUARTERLY FINANCIAL RESULTS RELEASED
                                 ---------------

                                                           FOR IMMEDIATE RELEASE

Contact:    Frank V. Dane
            Phone: 650-802-7737
            Email: fdane@cic.com


                     COMMUNICATION INTELLIGENCE CORPORATION
                  REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS


Redwood Shores, CA, April 28, 2003- (OTC BB: CICI) Communication Intelligence Corporation ("CIC" or the "Company"), the leader in biometric signature verification & natural input solutions, announced today its financial results for the first quarter ended March 31, 2003.

Total revenues of $1.11 million for the quarter ended March 31, 2003, decreased slightly when compared to revenues of $1.16 million in the corresponding quarter of the prior year and increased by $632,000 or 132% from $478,000 in the quarter ended December 31, 2002, the immediately preceding quarter. This increase reflects increasing revenue across all revenue categories but is primarily attributable, approximately 80%, to corporate related eSignature sales including orders from AGLA, GE, Prudential and a substantial order from a leading financial institution.

The net loss of $310,000 for the quarter ended March 31, 2003, represents an improvement of $378,000 compared to the net loss incurred in the corresponding quarter of the prior year and an improvement of $823,000 compared to the net loss incurred in the immediately preceding quarter ending December 31, 2002. Net loss on a per share basis remained constant at $0.01 across all three quarters on a weighted average of 91 million shares outstanding for the quarters ending March 31, 2002 and December 31, 2002 and 92 million for the quarter ending March 31, 2003.

The $378,000 improvement in net loss from the quarter ended March 31, 2003 as compared to March 31, 2002 is primarily attributable to a $204,000 decrease in operating expenses and a $160,000 increase in Gross Profit. The decrease in operating expenses reflects actions taken to lower costs in the face of continuing market adversity and the uncertainty of corporate spending. The increase in Gross Profit reflects a reduction in Cost of Sales due to the elimination of direct mail campaigns, associated with Internet aftermarket sales, which have been replaced by email marketing campaigns undertaken with our channel partners. The $823,000 improvement in net loss from the quarter ended March 31, 2003 as compared to the quarter ended December 31, 2002, is primarily attributable to a $230,000 reduction in operating expenses and the increase in revenue.

CIC's Chairman & CEO, Guido DiGregorio stated, "The financial results for the first quarter together with our current sales activity appear to confirm recent surveys, including studies from UAB Warburg and Celent Communications, indicating IT spending will increase this year despite the current geopolitical/economic uncertainties. We are cautiously optimistic about revenue potential for the near term. However, we believe our current cash position, together with the expected levels of revenue, provide sufficient funds for at least the next twelve months of planned operations allowing CIC to capitalize on our leadership position as the market recovers."

Selected  financial  information  follows.   Detailed  corporate  and  financial
information is available on CIC's website at www.cic.com

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About CIC
Communication Intelligence Corporation is the leading supplier of electronic signature, biometric security and natural input solutions focused on emerging, high potential applications including paperless workflow, smart wireless devices and e-Commerce enabling the world with "The Power to Sign Online(R)". CIC's products are designed to increase the ease of use, functionality, and security of electronic devices and e-business processes. CIC sells directly to OEMs and Enterprises and has products available through major retail outlets such as, CompUSA, Staples, OfficeMax, key integration partners or direct via our website. Industry leaders such as Charles Schwab, Fujitsu, Handspring, Hitachi, IBM, Oracle, Palm Inc., Prudential, Siebel Systems and Sony Ericsson have licensed the company's technology. CIC is headquartered in Redwood Shores, California and has a joint venture, CICC, in Nanjing, China. For more information, please visit website http://www.cic.com

CIC and its logo are registered trademarks, and The Power to Sign Online is a trademark of Communication Intelligence Corporation. All other trademarks and registered trademarks are the property of their respective holders.

Forward Looking Statements
Certain statements contained in this press release, including without limitation, statements containing the words "believes", "anticipates", "hopes", "intends", "expects", and other words of similar import, constitute "forward looking" statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual events to differ materially from expectations. Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of products containing the Company's technology; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect the Company's business; (3) the Company's inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and (4) general economic and business conditions and the availability of sufficient financing.


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                     COMMUNICATION INTELLIGENCE CORPORATION
            Selected Consolidated Statement of Operations Information
                    (In thousands, except per share amounts)


                                                  Three months ended
                                                      (Unaudited)

                                           03/31/03                   03/31/02

Revenues(1)                              $    1,108                 $    1,157

Net loss                                 $     (310)                $     (688)

Basic and diluted net loss per share     $    (0.01)                $    (0.01)

Weighted average shares outstanding          91,907                     90,946


                 Selected Consolidated Balance Sheet Information
                                 (In thousands)

                                            03/31/03                   12/31/02
                                           (Unaudited)

Cash & cash equivalents                   $      936                $      711

Total current assets                           2,118                     1,545

Total assets                                   7,615                     7,168

Deferred revenue (1)                              67                       165

Total current liabilities (2)                  1,744                     1,102

Long-term debt                                 3,000                     3,000

Total stockholders' equity                     2,739                     2,934

NOTES:

(1) Deferred revenues consist principally of advances from customers and deferred maintenance contract revenue.


(2) Includes deferred revenues of $67 and $165 for the period ended March 31, 2003 and December 31, 2002, respectively.




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